                                                                 Exhibit 10.30





                      OPLINK COMMUNICATIONS, INC.

                      ____________________________

                         NOTE PURCHASE AGREEMENT
                      ____________________________

                      OPLINK COMMUNICATIONS, INC.

                        NOTE PURCHASE AGREEMENT


     THIS NOTE PURCHASE AGREEMENT is made as of the 28th day of August, 2000 (the "EFFECTIVE DATE") by and between OPLINK COMMUNICATIONS, INC., a California corporation (the "COMPANY"), and CISCO SYSTEMS, INC., a California corporation (the "PURCHASER).

The parties hereby agree as follows:

1. AMOUNT AND TERMS OF THE LOAN. Subject to the terms of this Agreement, Purchaser agrees to lend to the Company FIFTY MILLION DOLLARS ($50,000,000) (the "LOAN AMOUNT" or the "LOAN") against the issuance and delivery by the Company of a convertible promissory note for the Loan Amount in the form attached hereto as Exhibit A (the "NOTE").

2.   THE CLOSING

     2.1 CLOSING DATE. The closing of the purchase and sale of the Note (the "CLOSING") shall be held on the date hereof, or at such other time as the Company and Purchaser shall agree (the "CLOSING DATE").

     2.2 DELIVERY. At the Closing, (i) Purchaser will deliver to the Company a check or wire transfer funds in the amount of the Loan Amount; (ii) the Company shall issue and deliver to Purchaser the Note in favor of Purchaser payable in the principal amount of the Loan Amount; (iii) the Company shall deliver a legal opinion of Cooley Godward LLP in the form attached hereto as Exhibit B; and (iv) the Company and Purchaser shall have executed an amendment to that certain Third Amended and Restated Rights Agreement (the "RIGHTS AGREEMENT"), dated as of the date hereof, adding Purchaser as a party thereto.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     Except as set forth in the Company's Registration Statement of Form S-1 filed with the Securities and Exchange Commission on July 14, 2000, as amended through the date of this Agreement (the "REGISTRATION STATEMENT"), the Company hereby represents and warrants to Purchaser as follows:

     3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company currently has and will have on and as of the closing all requisite corporate power and authority necessary to own and operate its property, to carry on its business as now conducted and as currently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

                                       1.

     3.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including the issuance and delivery of the Note and the reservation of the equity securities issuable upon conversion of the Note has been taken or will be taken prior to the Closing; provided, however, that the shares of the Company's Series E Preferred Stock that may be issued upon conversion of the Note shall be authorized and reserved for issuance within sixty (60) days of the date hereof. This Agreement, the Rights Agreement, and the Note, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Common Stock or other equity securities of the Company, when issued in compliance with the provisions of this Agreement and the Note, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances. The Note, when issued in compliance with the provisions of this Agreement, will not violate any preemptive rights or rights of first refusal, will be issued in compliance with all applicable federal and State securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holder through no action of the Company; PROVIDED, HOWEVER, that the Note may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed, and that the issuance of equity securities in connection with the conversion of the Note can not occur until the intention to convert the Note has been notified to the Federal Trade Commission and the United States Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the applicable waiting period has expired or been terminated.

     3.3 GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Note and the equity securities issuable upon conversion of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for
(a) notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis, (b) the authorization of the Series E Preferred Stock that may be issued upon conversion of the Note, which authorization shall occur within 60 days of the date hereof,
(c) any filings required to be made with the California Department of Corporations regarding maximum permissible interest rates, and (d) filings and notifications required under the HSR Act, which shall be made by both parties as soon as practicable following the execution of this Agreement, with the issuance of equity securities in connection with the conversion of the Note delayed until the applicable waiting period under the HSR Act has expired or been terminated.

     3.4 OFFERING. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of the Note are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and have been registered or qualified (or are exempt from

                                       2.

registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     3.5 REGISTRATION STATEMENT. The Registration Statement does not currently and shall not, at the time the Registration Statement is declared effective by the Securities and Exchange Commission, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3.6 CAPITALIZATION. The Company's capitalization information contained in the Registration Statement is complete and accurate as of the dates specified therein.

     3.7 SUBSIDIARIES. Except for Beijing Oplink, the Company's wholly-owned subsidiary in Beijing, China, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     3.8 LITIGATION. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company or its officers or directors that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, financially or otherwise, or any material change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending.

     3.9 PATENTS AND TRADEMARKS. To its knowledge (but without having conducted any special investigation or patent search), except for the disclosures made in the Registration Statement, the Company possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "INTELLECTUAL PROPERTY") necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company. The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "PROPRIETARY INFORMATION") for the development, manufacture and sale of its products. To its knowledge, the Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company. The Company is not aware of any such independent development nor of any misappropriation of its Proprietary Information. The Company is not aware that any of its key employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business. The Company does not believe it is or will be necessary to utilize any inventions of

                                       3.

any of its employees (or people it currently intends to hire) made prior to their employment by the Company, except for inventions that have been assigned or licensed to the Company as of the date hereof.

     3.10 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation in any material respect of any provision of its Articles of Incorporation, as amended to date, or Bylaws, as amended to date, nor in any material respect of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     3.11 FINANCIAL STATEMENTS. The financial statements contained in the Registration Statement (the "FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.12 CHANGES. To the Company's knowledge, since June 30, 2000 there has not been any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

     3.13 TAX RETURN. Except as disclosed to Purchase in writing, the Company has timely filed all tax returns (federal, state and local) required to be filed by it and all taxes, assessments and other government charges imposed upon the Company, or upon any of the assets, income or franchises of the Company, have been timely paid or, if not yet payable, are adequately accrued on the Company's books and records. There are no actual or proposed material tax deficiencies, assessments or adjustments with respect to the Company or any assets or operations of the Company. The Company has not been advised that any of its returns have been or are being audited.

     3.14 PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is

                                       4.

not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     3.15 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety which violation could result in a material adverse effect on the Company, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     3.16 DISCLOSURE. The Company has fully provided Purchaser with all the information that such Purchaser has requested in writing for deciding whether to purchase the Note. Neither this Agreement (including all the exhibits and schedules hereto) nor any other certificates made or delivered in connection herewith contains any untrue statement of a material fact concerning the Company or omits to state a material fact concerning the Company necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

     3.17 TITLE TO PROPERTY AND ASSETS. The property and assets the Company owns are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except (i) as reflected in the Financial Statements, (ii) for statutory liens for the payment of current taxes that are not yet delinquent, and (iii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iii).

     3.18 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plans as defined in the Employee Retirement Income Security Act of 1974 other than its tax-qualified 401(k) Profit Sharing Savings Plan, its self-funded medical flexible spending account plan and dependent care assistance plan spending account plan under its cafeteria plan established under Section 125 of the Internal Revenue Code, and its employee group health and welfare insurance benefit plans (including but not limited to medical insurance benefits).

     3.19 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

                                       5.

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     4.1 PURCHASE FOR OWN ACCOUNT. Purchaser represents that it is acquiring the Note and the equity securities issuable upon conversion of the Note (collectively, the "SECURITIES") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

     4.2 INFORMATION AND SOPHISTICATION. Purchaser acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities. Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given Purchaser. Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

     4.3 ABILITY TO BEAR ECONOMIC RISK. Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

     4.4 FURTHER LIMITATIONS ON DISPOSTION. Without in any way limiting the representations set forth above, other than transfers to a wholly-owned subsidiary of Purchaser upon prior notice to Company, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

          (a) there is then in effect a registration statement under the 1933 Act, covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act or any applicable state securities laws.

     4.5 ACCREDITED INVESTOR STATUS. Purchaser is an "ACCREDITED INVESTOR" as such term is defined in Rule 501 under the Securities Act. Purchaser, acting for its own account, owns at least $100 million in securities of issuers that are not affiliated with Purchaser (calculated in the manner described in Rule 144A of the Securities Act of 1933, as amended) and has invested on a discretionary basis such amount in such securities during the current calendar year and in each of the three prior fiscal years.

     4.6 FURTHER ASSURANCES. Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and

                                       6.

documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement.

5. COVENANTS. Each of the Company and Purchaser covenants and agrees that it shall make any and all filings with the appropriate governmental authorities required under the HSR Act in connection with the transactions contemplated hereby as soon as practicable following the date of this Agreement and that each shall use all reasonable efforts to obtain early termination of any waiting periods under the HSR Act with respect to the transactions contemplated hereby.

6.   MISCELLANEOUS

     6.1 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     6.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     6.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, addressed to the Company at 3469 North First Street, San Jose, California 95134,
Attention: Chief Executive Officer, or to Purchaser at its address shown on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

     6.6 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and Purchaser.

     6.7 ENTIRE AGREEMENT. This Agreement and the exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

     6.8 EXPENSES. Each party shall bear its own fees and expenses incurred in connection with the transactions contemplated hereby; provided, however, that the Company shall pay the reasonable fees and expenses of a single counsel for Purchaser incurred in connection with the

                                       7.

transactions contemplated hereby, which fees and expenses shall not exceed $5,000 and shall be payable at Closing as a deduction from the Loan Amount otherwise payable by Purchaser.

     6.9 CALIFORNIA SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     6.10 PUBLICATIONS. Except in the Company's Registration Statement or in any press release relating to the filing or effectiveness thereof, the Company shall not use Purchaser's name or refer to Purchaser directly or indirectly in connection with Purchaser's relationship with the Company contemplated by this Agreement in any advertisement, news release or professional or trade publication, or in any other public manner, unless otherwise required by law or with Purchaser's prior written consent. Except in the Company's Registration Statement or in any press release relating to the filing or effectiveness thereof, the Company agrees it shall not issue any press release or other public statement relating to this Agreement or the transactions contemplated unless required by law in the opinion of Company's legal counsel reasonably concurred with by Purchaser's legal counsel. Other than in connection with the Company's initial public offering, if the Company determines that it is required by law to file any document or material with the Securities and Exchange Commission which contains a reference to Purchaser, it shall at a reasonable time before making any such filing, consult with Purchaser regarding such filing and seek confidential treatment for such portions of the document or material as may be reasonably requested by Purchaser. The Company agrees any breach of these provisions is a material breach of this Agreement.

     6.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

     6.12 FINDER'S FEE. The Company and Purchaser each represent and warrant that they neither are nor will be obligated for any finder's fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.


                                      8.

     6.13 COSTS OF ENFORCEMENT. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                                       9.

         IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first written above.

                                            COMPANY:

                                            OPLINK COMMUNICATIONS, INC.

                                            ____________________________________
                                            Signature

                                            ____________________________________
                                            Name

                                            ____________________________________
                                            Title

                                            PURCHASER:

                                            CISCO SYSTEMS, INC.

                                            ____________________________________
                                            Signature

                                            ____________________________________
                                            Name

                                            ____________________________________
                                            Title

                                            Cisco Systems, Inc.
                                            170 West Tasman Drive
                                            San Jose, CA  95134-1706
                                            Attention:  Vice President,
                                            Legal and Government Affairs
                                            Facsimile No.:  (408) 526-5925
                                            Telephone No.:  (408) 526-8252

                                            with a copy to:

                                            Brobeck, Phleger & Harrison LLP
                                            2200 Geng Road
                                            Two Embarcadero Place
                                            Palo Alto, CA  94303
                                            Attention:  Therese A. Mrozek
                                            Facsimile No.: (650) 496-2885
                                            Telephone No.: (650) 424-0160

                                       10.

                             EXHIBIT A

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO PAYOR, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                     CONVERTIBLE PROMISSORY NOTE

$50,000,000                                                      August 28, 2000
                                                            San Jose, California

     For value received OPLINK COMMUNICATIONS, INC., a California corporation ("PAYOR"), promises to pay to Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134 ("HOLDER") the principal sum of $50,000,000 plus interest on the outstanding principal amount at the rate of 8% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal until converted pursuant to the terms hereof. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     1. TERMS. This note (the "NOTE") is pursuant to the terms of that certain Note Purchase Agreement (the "AGREEMENT") dated as of August 28, 2000 (the "AGREEMENT DATE") entered into between Payor and the Holder.

     2.  PAYMENT.

         (a) Payor shall make all payments hereunder for the account of Holder at 255 West Tasman Drive, Building J, San Jose, California 95134, or to such Other address as Holder shall notify Payor. All payments shall be in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon (Pacific Time) on the date due, or as otherwise agreed to by Holder.

         (b) Each payment by or on behalf of Payor shall be applied: first, to fees, costs, expenses and other amounts (other than principal and interest) payable under this Note; secondly, to accrued and unpaid interest and thirdly, to principal. Subject to Section 4, this Note may be prepaid at any time without penalty upon thirty (30) days prior written notice to Holder provided after the IPO Date, as defined below.

         (c) Whenever any payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day (as defined below), then, except as otherwise provided herein, such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder. For the purposes of this Note, "Business Day"

                                       1.

means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in San Francisco, California.

         (d) All payments under this Note shall be made unconditionally in full without deduction, setoff, counterclaim or other defense. Payor agrees not to assert any claim, defense, counterclaim or set-off which could be asserted by or is available to Payor against Holder.

     3. CONVERSION UPON IPO. If Payor closes the initial public offering of its Common Stock ("IPO") on or prior to December 31, 2000 (the "IPO DATE"), then the outstanding principal balance and unpaid accrued interest of this Note shall automatically convert in whole upon the closing of the IPO without any further action by the Holder into Payor's Common Stock at a conversion price equal to
(a) the price per share paid by the public in the IPO as reflected on the cover of the final prospectus MULTIPLIED BY (b) eighty-five one-hundredths (0.85). Notwithstanding the foregoing, in the event that the applicable waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with respect to the conversion of this Note has not expired or been terminated prior to the closing of the IPO, then the conversion of this Note pursuant to this Section 3 shall be deferred automatically until the time that the applicable waiting period has expired or been terminated, at which time this Note shall immediately convert pursuant to this Section 3. No fractional shares shall be issued and the value of any fractional share shall be paid by Payor to Holder in cash.

     4.  CONVERSION FOLLOWING IPO DATE; ACQUISITION.

         (a) Following the IPO Date, unless this Note has been converted in accordance with the terms of Section 3 above, Holder may, at its option and upon fifteen (15) days prior notice to Payor, convert the entire outstanding principal balance and all unpaid accrued interest of this Note into shares of Payor's Series E Preferred Stock at a conversion price equal to $12.50 per share (as adjusted for stock splits, stock dividends, reclassifications, combinations and the like); provided, however, that Holder shall automatically exercise this conversion right on or before the first closing following the IPO Date of Payor's issuance of equity securities having an aggregate value equal to or in excess of $10,000,000. However, in no event will conversion be effective until the intent to convert has been notified to the Federal Trade Commission and the United States Department of Justice pursuant to the HSR Act and the applicable waiting period has expired or been terminated. No fractional shares shall be issued and the value of any fractional share shall be paid by Payor to Holder in cash.

         (b) Unless this Note has been converted pursuant to either Section 3 or
Section 4(a), immediately prior to the closing of an Acquisition (as defined below), the entire outstanding principal and all unpaid accrued interest of this Note shall, at Holder's option, either (i) become immediately due and payable, or (ii) convert into shares of Payor's Common Stock at a conversion price equal to the lesser of (A) the consideration to be exchanged in the Acquisition for each share of Common Stock (assuming conversion of this Note) MULTIPLIED BY seven-tenths (0.7) and (B) $15.40 per share (as adjusted for stock splits, stock dividends, reclassifications, combinations and the like) (the "Acquisition Conversion Price") MULTIPLIED BY the Anti-Dilution Ratio (as defined below). For purposes of this Note, the term "Anti-Dilution Ratio" means a fraction, the numerator of which is the number of shares of Payor's Series E Preferred Stock

                                       2.

which the entire outstanding principal and all unpaid accrued interest of this
Note immediately prior to the closing of such Acquisition would purchase at the Acquisition Conversion Price (the "Series E Preferred"), and the denominator of which is equal to such number of shares of Payor's Common Stock into which the Series E Preferred would be convertible pursuant to Payor's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"). In the event Holder shall have failed to notify Payor of its election at least fifteen (15) days prior to the closing of the Acquisition, then Holder shall be deemed to have elected the option most economically favorable to Holder. "Acquisition" shall mean a sale or other disposition of all or substantially all of the assets of Payor to an unaffiliated third party or a merger, consolidation, reorganization, sale of stock or similar transaction in which the holders of Payor's voting securities immediately prior to the closing of such transaction own less than a majority of the voting securities of the surviving entity immediately after the closing of such transaction.

     5. DEFERMENT OF CONVERSION. Notwithstanding anything else contained herein to the contrary, unless the parties have filed pursuant to the HSR Act regarding the issuance of equity securities in connection with the conversion of the Note and the applicable waiting period has expired or been terminated prior to the date on which this Note would otherwise convert pursuant to Section 3 or Section 4 above, conversion of this Note shall be deferred automatically until the time that the applicable waiting period has expired or been terminated.

     6. FEES AND COSTS. Payor agrees to pay on demand all reasonable costs and expenses (including, without limitation, attorneys' fees and disbursements) which Holder incurs in connection with enforcement or attempted enforcement of this Note, or the protection or preservation of Holder's rights under this Note, whether by judicial proceedings or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

     7. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness.

     "SENIOR INDEBTEDNESS" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of, unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with (a) indebtedness of Payor to banks or commercial finance or other lending institutions regularly engaged in the business of lending money (including venture capital, investment banking or similar institutions and their affiliates which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), whether or not secured, and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

         (a) INSOLVENCY PROCEEDINGS. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Payor, (a) no amount shall be paid by Payor in respect of the principal of, interest on

                                       3.

or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of Holder which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

         (b) DEFAULT ON SENIOR INDEBTEDNESS. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note unless within one hundred eighty (180) days after the happening of such event of default the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Holder pursuant to the terms of this Section during any 360 day period.

         (c) FURTHER ASSURANCES. By acceptance of this Note Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by the holders of Senior Indebtedness and, as a condition to Holder's rights hereunder, Payor may require that Holder execute such forms of subordination agreement, provided that such forms shall not impose on Holder terms less favorable than those provided herein.

         (d) SUBROGATION. Subject to the payment in full of all Senior Indebtedness, Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this section) to receive payments and distributions of assets of Payor applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Payor and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Payor to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for the provisions of this section shall, as between Payor and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Payor to or on account of the Senior Indebtedness.

         (e) NO IMPAIRMENT. Subject to the rights, if any, of the holders of Senior Indebtedness under this section to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this section shall impair, as between Payor and Holder, the obligation of Payor, subject to the terms and conditions hereof, to pay to Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law; and notwithstanding such rights, if any, of the holders of Senior Indebtedness under this section, nothing contained in this section shall impair the Holder's right to convert (or any automatic conversion of) the principal and interest of this Note into equity securities of Payor.

                                       4.

         (f) LIEN SUBORDINATION. Any lien or security interest of Holder, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Payor or any proceeds or revenues therefrom which Holder may have at any time as security for any amounts due and obligations under this Note, shall be subordinate to all liens or security interests now or hereafter granted to a holder of Senior Indebtedness by Payor or by law notwithstanding the date, order or method of attachment or perfection of any such lien or security interest or the provisions of any applicable law.

         (g) APPLICABILITY OF PRIORITIES. The priority of the holder of the Senior Indebtedness provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable and perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to any claim of the holder of the Senior Indebtedness or any part thereof, the priority provided for herein shall not be available to such security interest or lien to the extent that it is avoided or determined to be unenforceable or unperfected. The foregoing notwithstanding, Holder covenants and agrees that it shall not challenge, attack or seek to avoid any security interest or lien to the extent that it secures any holder of the Senior Indebtedness. Nothing in this section affects the operation of any subordination of indebtedness or turnover of payment provisions hereof, or of any other agreements among any of the parties hereto.

         (h) RELIANCE OF HOLDERS OF SENIOR INDEBTEDNESS. Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

     8. WAIVER. Unless specifically set forth herein, Payor hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note. No single or partial exercise of any power under this Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of Holder in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder.

     9. GOVERNING LAW. The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.

     10. AMENDMENT AND WAIVER. Any term of this Note may be amended or waived with the written consent of Payor and Holder.

     11. NOTICE. Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, addressed to the Payor at 3469 North First Street, San

                                       5.

Jose, California 95134, Attention: Chief Executive Officer, or to Holder at its address shown above, or at such other address as such party may designate by ten
(10) days prior written notice to the other party.

     12. MECHANICS AND EFFECT OF CONVERSION. Upon the conversion of this Note pursuant to Sections 3 or 4 above, Holder shall surrender this Note, duly endorsed, at the principal office of Payor. At its expense, Payor shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such securities to which Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Payor), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described above. Upon conversion of this Note, Payor shall be forever released from all its obligations and liabilities under this Note.

     13. NOTICE RIGHTS. Payor will provide Holder with the full details of the terms of any equity financing or Acquisition (including without limitation, the number, classes, terms and issuance price of any securities issued or the consideration payable in connection therewith and the proposed closing date and any record date in relation thereto), to the extent known to Payor, at least twenty days prior to the anticipated closing date of such financing or Acquisition or record date fixed for the purposes of determining rights to participate in such financing or Acquisition. Additionally, Payor shall provide such other information concerning Payor and its business as Holder shall reasonably request.

     14. ADJUSTMENTS.

         (a) LIQUIDATION; DISSOLUTION. If Payor shall dissolve, liquidate or wind up its affairs, Holder shall have the right, but not the obligation, to exercise its conversion rights under this Note effective as of the date of such dissolution, liquidation or winding up.

         (b) RECLASSIFICATION, ETC. If Payor at any time shall by reclassification of securities or otherwise change any of the securities issuable upon conversion of this Note into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities issuable upon conversion of this Note immediately prior to such reclassification, all subject to further adjustment as provided in this Section 14.

         (c) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If Payor at any time shall split, subdivide or combine the securities issuable upon conversion of this Note into a different number or securities of the same class, the number of such securities into which this Note converts shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

         (d) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If the holders of the securities issuable upon conversion of this Note shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become

                                       6.

entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of Payor by way of dividend, then and in each case, this Note shall represent the right to acquire, in addition to the number of securities issuable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of Payor which such holder would hold on the date of such exercise had it been the holder of record of the securities issuable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
Section 14.

         (e) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 14, Payor, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Payor shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of securities issuable upon conversion of this Note and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

     15. ISSUANCE OF SECURITIES. All stock issued pursuant to the partial or full conversion of this Note shall be issued in the name of the nominee noted below. Any notices issued in connection with such stock shall continue to be addressed to Holder at its address appearing on the books of Payor.

     Holder's nominee registration information:

     Coastdock & Co.
     c/o State Street Bank
     Attn:  Babette Thompson

     Mail to:      P.O. Box 5756
                   Boston, MA 02206
     or

     Courier to:   105 Rosemont Ave.
                   Westwood, MA 02090

     Telephone:  781-302-6148
     TIN:   04-3435572


     16. USURY. Any amounts payable hereunder, not paid within five (5) days from the date due shall bear interest at a rate of 13% per annum, or the maximum rate permitted by law, whichever is less. Overdue interest shall be payable on demand. All computations of interest shall be made on the basis of a year of 365 or 366 days for the actual number of days (including

                                       7.

the first day but excluding the last day) occurring in the period for which such interest is payable. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), Payor shall not be obligated to pay, and Holder shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. For purposes of this Note, the term "Highest Lawful Rate" shall mean the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by Holder in connection with this Note under applicable law.

     17. EVENTS OF DEFAULT. The entire unpaid principal balance and accrued interest of this Note shall immediately be due and payable at the option of Holder upon the occurrence of any Event of Default. For purposes of this Note, Payor shall be in default under this Note upon the occurrence and continuance of any condition or event set forth below (herein called an "Event of Default"):

         (a) Payor's failure to pay any principal or accrued interest evidenced hereby within five (5) days after such payment of principal or interest becomes due in accordance with the terms of this Note.

         (b) Payor's failure to perform, keep or observe any of its covenants, conditions, promises, agreements or obligations under this Note, if such failure would have a material adverse effect on the Payor's assets, operations or condition, financial or otherwise and such failure is not cured by Payor within thirty (30) days (or such longer period as shall be reasonably necessary to effect such cure if efforts to cure are commenced within such 30-day period and are pursued with reasonable diligence until completion) of the date that written notice of such failure is delivered to Payor.

         (c) The institution of proceedings against Payor under the Federal Bankruptcy Code which are not dismissed within sixty (60) days, or Payor's filing of a petition or consent seeking reorganization or release, under the Federal Bankruptcy Code, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Payor which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty (60) days or more, or Payor's consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Payor or of any substantial part of its property, or the Payor's making of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action.

         (d) Any warranty or representation contained in this Note, the Agreement or that certain Third Amended and Restated Rights Agreement dated February 7, 2000 proves to have been false in any material respect when made or furnished and such falsity would have a material adverse effect on Payor's assets, operations or condition, financial or otherwise.

                                       8.

     18. NEGATIVE COVENANT. For so long as any amounts are outstanding under this Note, Payor shall not either by amending Payor's Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Note by Payor.

     19. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. Payor shall reserve and keep available out of its authorized but unissued shares of preferred or common stock such number of shares as shall from time to time be sufficient to effect the conversion of this Note; and, if at any time the number of authorized but unissued shares of the Payor's preferred or common stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to Holder of this Note, Payor will use its best efforts to take such corporate action as, in the opinion of counsel, may be necessary to increase its authorized but unissued shares of preferred or common stock to such number of shares as shall be sufficient for such purposes.

     20. ASSIGNMENT. This Note shall be binding on Payor and its successors and permitted assigns, and shall be binding upon and inure to the benefit of Holder, any future holder of this Note and their respective successors and permitted assigns. Neither Payor nor Holder may assign or transfer this Note or any of its rights or obligations hereunder (other than by operation of law) without the other party's prior written consent; provided, however, that Holder may transfer this Note and any of its rights and obligations hereunder to a majority-owned affiliate thereof.

     21. SEVERABILITY. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                                       OPLINK COMMUNICATIONS, INC.

                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Name

                                       _________________________________________
                                       Title




                                       9.

                               EXHIBIT B

                         FORM OF LEGAL OPINION




                                   12.